Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Heritage Insurance Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1)(2)	—	—

	Equity	Preferred Stock, par value $0.0001 per share	Rule 457(o)	(1)	(1)	(1)(2)	—	—

	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)(2)	—	—

	Other	Warrants	Rule 457(o)	(1)	(1)	(1)(2)	—	—

	Other	Subscription Rights	Rule 457(o)	(1)	(1)	(1)(2)	—	—

	Other	Stock Purchase contracts	Rule 457(o)	(1)	(1)	(1)(2)	—	—

	Other	Stock Purchase Units	Rule 457(o)	(1)	(1)	(1)(2)	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	$100,000,000	N/A	$100,000,000	$0.00014760	$14,760.00

Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

Total Offering Amounts					—	$100,000,000	—	$14,760.00

Total Fees Previously Paid							—	—

Total Fee Offsets							—	$19,076.34(4)

Net Fee Due							—	—

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Heritage Insurance Holdings, Inc.	S-3	333-254091	March 10, 2021		$19,076.34(3)	Unallocated (Universal) Shelf	(3)	(3)	$174,851,856.80

Fee Offset Sources	Heritage Insurance Holdings, Inc.	S-3	333-254091		March 10, 2021						$19,076.34(3)

(1)

An indeterminate amount of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices that shall have an aggregate initial offering price not to exceed $100,000,000. For debt securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such debt securities. The securities registered hereunder also include an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of the securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise, or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, or pursuant to anti-dilution provisions of any of the securities.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act.
(3)

The registrant previously registered securities issuable by the registrant with an aggregate maximum offering price of $200,000,000 pursuant to a shelf registration statement on Form S-3, as amended (File No. 333-254091) filed with the Securities and Exchange Commission on March 10, 2021 (the “Prior Registration Statement”). In connection with the Prior Registration Statement, the registrant paid a registration fee in the amount of $21,820.00.

Under the Prior Registration Statement, the registrant sold an aggregate of $25,148,143.20 of the registrant’s Common Stock and the filing fee attributable to such sale was $2,743.66 (calculated at the fee rate in effect on the filing date of the Prior Registration Statement, or $0.00010910), leaving $19,076.34 in previously paid and unused fees available as an offset against the registration fee due hereunder.

(4)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the registration fees due under this registration statement by $14,760.00, which represents a portion of the registration fees previously paid and unused with respect to the Prior Registration Statement, as described above. Concurrently with the filing of this registration statement, any offering of unsold Securities pursuant to the Prior Registration Statement is hereby terminated and the full unused amount of the registration fees paid under the Prior Registration Statement are hereby transferred to this registration statement.